EXHIBIT 99.1

Sinclair Broadcast Group, Inc.

2006 Base Salaries and Cash Bonuses for the Year Ended

December 31, 2005 for the Named Executive Officers

Named Executive Officer(1)	2006 Base Salary	Cash Bonus for the Year Ended December 31, 2005
David D. Smith President and Chief Executive Officer	$1,000,000	$—
David B. Amy Executive Vice President and Chief Financial Officer	$520,000	$—
Steven Marks Chief Operating Officer – Television Group	$658,320	$74,509
Barry M. Faber Vice President – General Counsel	$500,000	$—
Lucy Rutishauser Vice President of Corporate Finance and Treasurer	$248,300	$—

(1)  Our named executive officers include the individual serving as Chief Executive Officer of the Company during 2005 and the four most highly compensated executive officers other than the CEO.